Exhibit 99.1

Purchase Plan

Purchase Plan, adopted December 17, 2015 (the “Purchase Plan”), between  The Lion Fund II, L.P. (“Purchaser”) and J.P. Morgan Securities LLC (“JPMS”).  The purpose of this Purchase Plan is to aid in achieving the investment objectives of the Purchaser.

RECITALS

WHEREAS, the Purchaser desires to establish this Purchase Plan to buy common shares (the “Stock”) of Biglari Holdings Inc. (the “Issuer”);

WHEREAS, the Purchaser desires to buy a total of 24,000 shares of Stock (the “Total Plan Shares”); and

WHEREAS, the Purchaser desires to engage JPMS to effect purchases of shares of Stock in accordance with the Purchase Plan;

NOW, THEREFORE, the Purchaser and JPMS hereby agree as follows:

A.  IMPLEMENTATION OF THE PURCHASE PLAN

1.           JPMS shall effect purchases (each a “Purchase”) of shares of Stock only on days on which the New York Stock Exchange (the “Exchange”) is open and the Stock trades regular way on the Exchange, pursuant to the specific instructions specified on Schedule A.

2.           Purchaser acknowledges and agrees that JPMS will handle the above order on a best efforts basis.  In the event any limit prices of orders are away from the prevailing market at any time, there can be no assurance that such orders will be executed in whole or in part.  Purchaser agrees that all orders may be partially executed and will not be treated as an all or none order.

3.           In accordance with JPMS’s customary procedures, JPMS will deposit shares of Stock purchased hereunder into the JPMorgan Chase Bank, N.A. Asset Custody Account or JPMS Margin Brokerage Account (“Account”) of Purchaser against payment to JPMS of the purchase price therefor and commissions and other amounts in respect thereof payable pursuant to this Section.  Purchaser will be notified of all transactions pursuant to customary trade confirmations.  Purchaser’s obligation to make payment in respect of any shares of Stock purchased prior to any termination hereof shall survive such termination hereof.

4.           JPMS will charge its reasonable and customary commissions for the purchase of shares of Stock under this Purchase Plan, together with any other expenses incurred by JPMS in connection with such purchases.

5.           The Total Plan Shares, other share amounts and prices, if applicable, set forth above and in Schedule A shall be adjusted automatically on a proportionate basis to take into account any stock split, reverse stock split or stock dividend with respect to the Stock or any change in capitalization with respect to the Issuer that occurs during the term of this Purchase Plan.

6.           Subject to Paragraph E.5, this Purchase Plan shall become effective on January 4, 2016 (“Effective Date”), and shall terminate on the earlier of (a) the close of business on November 30, 2016; (b) the date on which the Total Plan Shares have been purchased; (c) the date this Purchase Plan is terminated pursuant to Section D; (d) the date on which the unit of JPMS responsible for executing purchases of Stock pursuant to this Purchase Plan receives notice or otherwise becomes aware of (i) the closing of a tender or exchange offer with respect to the Stock or of a merger, acquisition, reorganization, recapitalization or comparable transaction affecting the securities of the Issuer as a result of which the Stock is to be exchanged or converted into shares of another company or for other consideration; (ii) the death or mental incapacity of the Purchaser; or (iii) the commencement or impending commencement of any proceedings in respect of or triggered by Purchaser’s bankruptcy or insolvency; or (e) the failure of Purchaser to comply with Paragraph A.3 above. Notwithstanding the above, this Sales Plan shall not be considered effective, but instead shall be considered null and void, if at least one of the accounts referenced in A.3 above has not been established in the name of Seller and open for the receipt of Stock by the Effective Date. Seller understands that such an account cannot be opened until JPMS and its affiliates have performed customer due diligence and customer identification in accordance with internal policies and procedures and relevant federal laws including, but not limited to, the Bank Secrecy Act as amended by the USA PATRIOT Act and the regulations promulgated thereunder.  Seller understands that there may be significant time delays during this process and that an account may not be open for the receipt of Stock by the Effective Date.

7.           Purchaser acknowledges and agrees that he does not have authority, influence or control over any purchases of Stock effected by JPMS pursuant to this Purchase Plan, and will not attempt to exercise any authority, influence or control over such purchases.  JPMS agrees not to seek advice from Purchaser with respect to the manner in which it effects purchases under this Purchase Plan. JPMS may use its discretion in how to work the order to attempt to achieve the best execution below the maximum price per share, but at no time will the Purchaser communicate to JPMS any instructions on how to execute the order.

8.           Purchaser will be notified of all transactions pursuant to customary trade confirmations that are provided in the normal course of business.

9.           Purchaser understands that JPMS may not be able to effect a purchase due to a market disruption or a legal, regulatory or contractual restriction or internal policy applicable to JPMS.  If any purchase cannot be executed as required by Paragraph A.1, due to a market disruption, a legal, regulatory or contractual restriction applicable to JPMS or any other such event, such purchase shall be cancelled and shall not be effected pursuant to this Purchase Plan, and, notwithstanding any language to the contrary herein, there shall be no carryover associated with such cancelled purchase.

10.           It is the intent of the parties that this Purchase Plan comply with the requirements of Rule 10b5-1(c)(1)(i)(B) and, if applicable, Rule 10b-18 under the Securities Exchange Act of 1934 (the “Exchange Act”) and this Purchase Plan shall be interpreted to comply with the requirements thereof.  JPMS shall comply with the requirements of paragraphs (b)(2), (b)(3) and (b)(4) of Rule 10b-18 under the Exchange Act in connection with Purchases of Stock in the open market pursuant to this Purchase Plan.  The Purchaser agrees not to take any action that would cause Purchases not to comply with Rule 10b-18 or Rule 10b5-1.

B.  REPRESENTATIONS AND AGREEMENTS OF PURCHASER

1.           Purchaser represents and warrants that as of the time of execution of, and entering into, this Purchase Plan, (a) to the best of Purchaser’s knowledge there is no blackout period (as defined in 17 C.F.R. Section 245.100(b), a “Blackout Period”) in effect for Issuer, (b) the Purchaser is not aware of material, nonpublic information with respect to the Issuer or any securities of the Issuer (including the Stock) or of the actual or approximate beginning or ending dates of a Blackout Period for Issuer, and, (c) the Purchaser is entering into this Purchase Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 under the Exchange Act or other applicable securities laws.

2.           At the time of Purchaser’s execution of this Purchase Plan, Purchaser has not entered into or altered a corresponding or hedging transaction with respect to the Total Plan Shares.  Purchaser agrees not to enter into any such transaction while this Purchase Plan remains in effect.

3.           Purchaser agrees to make all filings, if any, required under and monitor his own compliance with Sections 13(d), 13(g) and 16 of the Exchange Act.

4.           Purchaser acknowledges and agrees that JPMS has no duty to determine whether Purchaser has violated Sections 13(d), 13(g) or 16 of the Securities Exchange Act of 1934, as amended, or the rules adopted by the SEC thereunder.  Purchaser understands that this Plan in no way alters his obligations and responsibilities under Section 16, including those prohibitions against short swing profits.

5.           Purchaser understands that there may be specific state law restrictions or limitations applicable to this Purchase Plan. Purchaser acknowledges and agrees that JPMS has not provided Purchaser with any tax, accounting or legal advice.  Purchaser understands that he should seek the advice of counsel regarding this Purchase Plan and the various securities and tax law issues related thereto.

6.           Purchaser agrees to notify JPMS immediately in the event of trading restrictions being imposed as the result of any lock up event restricting purchases by affiliates, such as a stock offering or tender offer.

7.           Purchaser represents and warrants that he is able to purchase shares of Stock, as contemplated by this Purchase Plan, in accordance with the Issuer’s insider trading policies and Purchaser has obtained the acknowledgement of the Issuer to enter into this Purchase Plan.

C.  INDEMNIFICATION AND LIMITATION ON LIABILITY

1.           Purchaser agrees to indemnify and hold harmless JPMS and its directors, officers, employees and affiliates from and against all claims, losses, damages and liabilities (including without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of or attributable to JPMS’s actions taken or not taken in compliance with this Purchase Plan or arising out of or attributable to any breach by Purchaser of this Purchase Plan (including Purchaser’s representations and warranties hereunder) or any violation by Purchaser of applicable laws or regulations.  This indemnification shall survive termination of this Purchase Plan.  Notwithstanding the foregoing, Purchaser shall have no indemnification obligation to the extent any claims, losses, damages or liabilities are due to the gross negligence, recklessness or willful misconduct of JPMS or any other indemnified person.

2.           Notwithstanding any other provision hereof, JPMS shall not be liable to Purchaser for: (a) special, indirect, punitive, exemplary or consequential damages, or incidental losses or damages of any kind, even if advised of the possibility of such losses or damages or if such losses or damages could have been reasonably foreseen; or (b) any failure to perform or to cease performance or any delay in performance that results from a cause or circumstance that is beyond its reasonable control, including but not limited to failure of electronic or mechanical equipment, strikes, failure of common carrier or utility systems, severe weather, market disruptions or other causes commonly known as “acts of God”.

D. SUSPENSION, TERMINATION AND AMENDMENT

1.           This Purchase Plan may be (a) suspended or terminated by Issuer at any time upon three business days’ prior written notice or (b) terminated by Purchaser at any time upon three business days’ prior written notice.  Any such suspension or termination shall be made in good faith and not as a part of a plan or scheme to evade the prohibitions of Rule 10b5-1 or other applicable securities laws.  JPMS will require certain representations from Purchaser and acknowledgement of Issuer as a condition to such suspension or termination.

2.           This Purchase Plan shall be suspended, or at JPMS’s option, terminated, if JPMS receives notice, whether pursuant to Paragraph B.6 or otherwise, of (a) the occurrence of any legal, contractual or regulatory restriction applicable to Purchaser or its affiliates, including without limitation, any restriction related to a merger or acquisition, or (b) a stock offering requiring an affiliate lock-up, that would prohibit purchases pursuant to this Purchase Plan, or (c) if the Stock has been delisted from the Exchange, or becomes subject to the delisting procedure from the Exchange.

3.           Purchaser may amend or modify this Purchase Plan only upon the written consent of JPMS.  Any such amendment or modification shall be made in good faith and not as a part of a plan or scheme to evade the prohibitions of Rule 10b5-1 or other applicable securities laws.  Purchaser agrees that he will not amend or modify this Purchase Plan at any time:  (a) that a Blackout Period is in effect for Issuer or (b) that he is aware of any material non-public information about the Issuer and/or the Stock or of the actual or approximate beginning or ending dates of a Blackout Period for Issuer.  JPMS will require certain representations from Purchaser and acknowledgement of Issuer as a condition to such amendment or modification.

E.  GENERAL

1.           This Purchase Plan shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law principles and may be modified or amended only by a writing signed by the parties hereto and acknowledged by the Issuer.

2.           This Purchase Plan shall be subject to all terms and conditions governing the Purchaser’s Account, including the General Terms for Accounts and Services, the Asset Account Agreement and the JPMS Brokerage Agreement, including such provisions dealing with binding arbitration and waiving the right to litigate.  This Purchase Plan, together with the terms and conditions referenced in the preceding sentence, as well as any amendments or modifications made pursuant to this Purchase Plan and those terms and conditions, represent the complete agreement between the parties on these subjects.

3.           All notices to JPMS under this Purchase Plan shall be given to JPMS by facsimile at (212) 464-1118 or by certified mail at J.P. Morgan Securities LLC, 270 Park Avenue, 5th Floor, New York, NY  10017, Attn:  Richelle Mackiewicz.

4.           Purchaser’s rights and obligations under this Purchase Plan may not be assigned or delegated without the written permission of JPMS.

5.           This Purchase Plan shall not be effective until executed by Purchaser and JPMS, and acknowledged by Issuer.  This Purchase Plan may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

The Lion Fund II, L.P.

By:	/s/ Sardar Biglari	December 17	, 2015
Sardar Biglari
Biglari Capital Corp.
General Partner of The Lion Fund II, L.P.

J.P. Morgan Securities LLC

By:	/s/ Richelle D Mackiewicz		December 17	, 2015
	Name:	Richelle D Mackiewicz
	Title:	Managing Director

Acknowledged:

Biglari Holdings Inc.

By:	/s/ Bruce Lewis	December 17	, 2015
Bruce Lewis
Controller